PONTOTOC PRODUCTION, INC. COMMON STOCK TRANSMITTAL FORM

Effective August 14, 2001, Pontotoc Acquisition Corp. merged into Pontotoc Production, Inc. (Pontotoc). As a result of the merger, each share of Pontotoc common stock outstanding prior to the merger was automatically converted into the right to receive $9.00 in cash without interest, and one share of Series B Convertible Preferred Stock of Ascent Energy, Inc. This transmittal form must accompany your certificates representing shares of Pontotoc common stock outstanding prior to the merger in order to exchange these shares for the cash payment and share of Ascent Series B Preferred Stock in connection with the merger. See instructions on the reverse side.

I/we the undersigned, surrender to you for exchange the shares(s) identified below. I/we certify that I/we have complied with all requirements as stated in the instructions on the reverse side, was/were the registered holder(s) of the shares of Pontotoc common stock represented by the enclosed certificates on the effective date of the Merger, have full authority to surrender these certificate(s), and give the instructions in this Transmittal Form and warrant that the shares represented by these certificates are free and clear of all liens, restrictions, adverse claims and encumbrances.

Please complete the back if you would like to transfer ownership or request special mailing.

Taxpayer ID or Social Security Number DO NOT COMPLETE BELOW IF TIN ABOVE IS CORRECT (2) SUBSTITUTE FORM W-9
If the Taxpayer ID Number printed above is INCORRECT, cross it out and write in the correct number there.
Use for Corrected Taxpayer ID Number ONLY

Under penalty of perjury, I certify that:

(1) the number printed on the other side of this form or the corrected number above is my correct Taxpayer ID Number (or I am waiting for a number to be issued to me) and (2) I am not subject to backup withholding because:

A I am exempt from backup withholding or (B) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (C) the IRS has notified me that I am no longer subject to backup withholding (you must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding).

[]   EXEMPT PAYEE Attach enclosed IRS Form W-89 Certificate of Foreign Status (if applicable).

X Signature _______________________
Date: ___________________

(1) Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X__________________________________________________________________
Signature of Stockholder               Date                 Daytime Telephone #

X__________________________________________________________________
Signature of Stockholder               Date                 Daytime Telephone #

(3) List only Certificate(s) Surrendering Here.	Certificate No(s). Number of Shares of Common Stock TOTAL CERTIFICATED SHARES
(4) Certificated Shares Presented________

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  DO NOT DETACH - FOLD ONLY AND INSERT IN PROVIDED ENVELOPE
(5) AFFIDAVIT OF LOST, MISSING OR DESTROYED CERTIFICATE(S) AND AGREEMENT OF INDEMNITY

THIS AFFIDAVIT IS INVALID IF NOT SIGNED BELOW AND A CHECK IS NOT INCLUDED
Complete this Section only if you cannot locate    some or all of our Pontotoc Production common stock certificate(s). Please print clearly.

TOTAL SHARES LOST		Taxpayer ID or Social Security Number
Please Fill In Certificate No(s), if Known	Number of Shares of Common Stock

Attach separate schedule if needed

By signing this form I/We swear, depose and state that: I/We am/are the lawful owner(s) of the certificate(s) hereinafter referred to as the "securities" described in the enclosed Letter of Transmittal. The Securities have not been endorsed, pledge, cashed, negotiated, transferred, assigned, or otherwise disposed of. I/We have made a diligent search for the securities and have been unable to find it or them and make this Affidavit for the purpose of inducing the sale, exchange, redemption, or cancellation of the securities, as outlined in the Letter of Transmittal, without the surrender of the original(s), and also to request and induce the Federal Insurance Company to provide suretyship for me to cover the missing securities under its Blanket Bond  #8302       -00-67 . I/We hereby agree to surrender the securities for cancellation should I/We, at any time, find the securities.

I/We hereby agree for myself/ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale, exchange, redemption or cancellation of the securities, and the aforementioned suretyship, to indemnify, protect and hold harmless Federal Insurance Company (the Surety), Mellon Investor Services LLC, FLCC Holdings, FLCC Acquisition Corp., Pontotoc and any other party to the transaction, from and against any and all loss, costs, and damages including court costs and attorney's fees, which they may be subject to or liable for in respect to the sale, exchange, redemption or cancellation of the securities without requiring surrender of the original securities. The rights accruing to the parties under the preceding sentence shall not be limited or abridged by their negligence, inadvertence, accident, oversight, or breach or failure may occur or may have occurred. I/We agree that this Affidavit and Indemnity Agreement is to become part of Blanket Bond  #8302     -00-67  underwritten by Federal Insurance Company.

Any person who, knowingly and with intent to defraud any insurance company or other person, files an application or statement of claim, containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to civil penalties as prescribed by law.

X signed by Affiant (stockholder) ____________________________________________________________________on this (date)
                                                     (Deponent)       (Indemnitore)      (Heirs Individually)
 ____________________________________________________
 Month              Day                     Year

Social Security #___________________________________________ Date_______________________________
Notary Public_______________________________________________________

Lost Securities Premium/Service Fee Calculation

If the value is under $1000, there is a $25.00 Service Fee only .

1.       Enter the number of shares that are lost: _______________ x $9.90 = $__________ Share Value*
       Multiply by $9.90 to get value of shares.
*If the Share Value exceeds $500,000, or if the shareholder is foreign or deceased, do not continue with calculation. Contact Mellon Investor Services.
2.       If value is greater than $1000 $__________ (Share Value) x (2% or .02=$__________ Surety Premium
       Multiply by 2% (.02) for Surety Premium.
3.      Add $25.00 for service fee for total mount due $25.00
       TOTAL AMOUNT DUE (Add Line 2 & 3) $______________
       Please make all checks payable to: Mellon Investor Services
        Any checks over $250.00 must be in the form of a certified check, cashier's check or money order.
Please forward your signed check or money order, along with this Transmittal Form to Mellon Investor Services.
(6) Special Transfer Instructions		(7) Special Mailing Instructions

If you want your check for cash to be issued in another name, fill in this section with the information for the new account name. If you want multiple accounts, list them on a separate sheet.
________________________________________
Name (Please Print First, Middle & Last Name)

________________________________________
Address                  (Number and Street)

________________________________________
(City, State and Zip Code)

________________________________________
(Tax Identification or Social Security Number)

Signature Guarantee Medallion

__________________________________
(Title of Officer Signing this Guarantee)

__________________________________
(Name of Guarantor - Please Print)

__________________________________
(Address of Guarantor Firm)

 __________________________________

Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.
Mail statement(s) and check(s) to:
__________________________________
Name: (Please Print First, Middle & Last Name)

__________________________________
Address                (Number and Street)

__________________________________

__________________________________
(City, State and Zip Code)

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DO NOT DETACH-FOLD ONLY AND INSERT IN PROVIDED ENVELOPE

INSTRUCTIONS FOR COMPLETING THE COMMON STOCK TRANSMITTAL FORM

 (1) Sign and date this Transmittal Form in Box 1 and 2 on the front side of the form and return this Form and your stock certificates in the enclosed envelope.

(2)  If you are a U.S. taxpayer and the Taxpayer ID or Social Security Number printed above Box 2 is incorrect, you must complete Box 2 with your correct Taxpayer Identification Number or Social Security Number (YOU MUST SIGN). If you are a Non-   U.S.  taxpayer, check the box "EXEMPT PAYEE" and complete the Form W-8.

(3)  Your certificate number (s) and share(s) and/or the total Certificated Shares you hold are shown in Box 3.

(4) Please indicate the total number of certificated share(s) of Pontotoc Production, Inc. stock you are presenting in Box 4.

(5)  If you cannot locate some or all of your stock certificates, please follow the instructions provided and complete Box 5, the Affidavit of Lost or Destroyed Certificates section, on the front side of this Transmittal Form

(6)  If you want to change the ownership of your certificated shares, complete the Special Transfer Instructions in Box 6. Signature(s) in Box 6 must be medallion guaranteed.

(7) Complete Box 7 only if your check for cash (the Merger Consideration) is to be delivered to a person other than the registered holder or to a different address.

HOW TO CONTACT MELLON INVESTOR SERVICES

By telephone - 9 a.m. to 7 p.m. New York Time, Monday through Friday, except for bank holidays:

From within the U.S., Canada or Puerto Rico: 800-   777-3674 (TOLL-   FREE)
From outside the U.S.: 201-   329-8660 (Collect)

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail: Mellon Investor Services LLC Attn: Reorganization Dept. P. O. Box 3300 South Hackensack, NJ 07606	By Overnight Courier: Mellon Investor Services LLC Attn: Reorganization Dept. 85 Challenger Road Mail Drop - Reorg Ridgefield Park, NJ 07660	By Hand: Mellon Investor Services LLC Attn: Reorganization Dept. 120 Broadway, 13th Floor New York, NY 10271